RELEASE AGREEMENT

This Release Agreement (the "**Agreement**") is made and entered into by and between Danielle De Rosa ("**De Rosa**") on the one hand, and Safety Shot, Inc. ("**SHOT**" or the "**Company**") on the other hand. DeRosa and Shot are collectively referred to herein as the "**Parties**," and individually referred to herein as a "**Party**."

RECITALS

WHEREAS, De Rosa has resigned as the Company's Chief Financial Officer for personal reasons, effective as of July 25, 2025;

WHEREAS, the Parties wish to settle on the terms of DeRosa's departure from the Company and pay her the partial benefits of her employment agreement, and

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants set forth herein, the receipt and sufficiency of which is hereby acknowledged and received, the Parties agree as follows:

1. **Effective Date**. This Agreement is effective as defined in Section 4(b)(iv) below. (the "**Effective Date**")

2. **Resignation.** De Rosa's resignation is effective as of July 25, 2025.

3. **Consideration**.

a. As consideration for the Release set forth in Section 4 below, the Company agrees to:

i. There is a dispute as to the number restricted stock units ("RSUs") De Rosa had vested prior to her resignation. As consideration, the Company will grant De Rosa four hundred and twenty-five thousand (425,000) of the Company's RSUs on the Effective Date of this Agreement. By July 25, 2025, the Company will issue 425,000 shares of Company common stock (the "RSUs") into a Clear Trust account in De Rosa's name.

ii. The Company will also accelerate the vesting of De Rosa's two hundred thousand (200,000) Company stock options (the "Options") with a strike price of $1.57 such that one hundred (100) percent of the Options shall be fully vested and are owned by De Rosa. Pursuant to the Company's Stock Plan, the Options must be exercised by De Rosa within ninety (90) days after the Effective Date. Any Options not exercised within that period will be forfeited. Promptly following the Effective Date, the Company shall provide

De Rosa with documentation evidencing that her Options have been accelerated.

iii. By July 25, 2025, the Company will pay De Rosa the amount of Three Hundred Thousand Dollars and No Cents ($300,000.00) minus the applicable withholdings. This amount shall be wired to the Cavanagh Law Firm on behalf of De Rosa through its trust account. The information for the Cavanagh Law Firm's trust account is as follows:

Receiving Bank: BMO Harris Bank, NA
111 W. Monroe St., Chicago IL 60603

Routing/Transit: 071025661

Credit to:

The Cavanagh Law Firm
1850 N. Central Ave., Ste. 1900
Phoenix, Arizona 85004

Account# : 49015472

The Cavanagh Law Firm agrees not to release this amount to De Rosa until the revocation period has expired as defined in Section 4(b)(iii) below and the Cavanagh Law Firm sends an email to Scott Barlow at scott@barlowlegal.net confirming that De Rosa has not and will not revoke this Agreement.

On July 25, 2025, the Company wired to the Cavanagh Law Firm De Rosa's final wages for the time period July 16, 2025 through July 25, 2025 ("Final Paycheck"). Upon the Cavanagh Law Firm receiving the Final Paycheck through a wire, it may immediately disburse the Final Paycheck to De Rosa.

4. <u>Release and Waiver of Existing Claims</u>.

a. De Rosa's Release and Waiver

i. On behalf of yourself and your heirs and assigns (the "De Rosa Releasors"), the De Rosa Releasors hereby release and forever discharge the Company, and each of its directors, officers, managers, employees, agents and insurers, and all persons acting by, through, under or in concert with them, or any of them (the "Company Releasees"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or

unknown, fixed or contingent (hereinafter called "Claims"), which the De Rosa Releasors now have or may hereafter have against the Company Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to your recruitment, hire, employment, remuneration or separation from employment by the Company Releasees, including, but not limited to, any Claims arising under the Age Discrimination in Employment Act ("ADEA"), as amended, 29 U.S.C. § 621, et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Equal Pay Act, as amended, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act , 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq. the Fair Labor Standards Act, 29 U.S.C. § 215 et seq.,; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney's fees.

ii. Notwithstanding the generality of the foregoing, the De Rosa Releasors do not release any Claims that cannot be released as a matter of law including, without limitation, (i) Claims for indemnity or other rights granted pursuant to your previous employment with the Company; (ii) your right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice.

b. In accordance with the Older Workers Benefit Protection Act of 1990, you should be aware of the following:

i. You have the right to consult with an attorney before signing this Agreement;

ii. You have twenty-one (21) days, from July 24, 2025, through August 14, 2025, to consider this Agreement;

iii. You have seven (7) days after signing this Agreement to revoke this Agreement, and this Agreement will not be effective, and you will not receive any of the separation benefits, until that revocation period has expired; and

iv. If you wish to revoke your acceptance of this Agreement, you must deliver written notice stating your intent to revoke by email to Scott Barlow at scott@barlowlegal.net, on or before 5:00 p.m. Pacific on the seventh (7th) day after the date on which you sign this Agreement. The eighth (8th) day following your signature of this Agreement without revocation shall be the Agreement "Effective Date."

c. Company's Release and Waiver

i. The Company on behalf of itself and its subsidiaries, affiliates, divisions, successors, assigns, officers, directors, agents, partners and current and former employees (the "Company Releasors") agrees to and does hereby irrevocably and unconditionally release, acquit and forever discharge De Rosa, and her heirs, executors, administrators, representatives, successors and assigns ("De Rosa Releasees"), with respect to and from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys' fees and costs) of any kind whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law, which the Company Releasors had, now have, or may have or claim to have in the future against each or any of the De Rosa Releasees by reason of any matter, course or thing whatsoever from the beginning of time until the Effective Date.

5. Covenant Not to Sue.

a. To the fullest extent permitted by law, except as otherwise provided in this Agreement, at no time subsequent to the execution of this Agreement will any Party pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, which they may now have, have ever had, or may in the future have against the other Party, which is based in whole or in part on any matter released by this Agreement, subject to the Parties' Release and Waiver provisions in Section 4.

b. Nothing in this section shall prohibit or impair the Parties from complying with all applicable laws, nor shall this Agreement be construed to obligate any Party to commit (or aid or abet in the commission of) any unlawful act.

c. This section does not apply to claims that cannot be waived or released by law.

6. **Representation by Counsel; Attorneys' Fees**. The Parties acknowledge that they have been represented by counsel in the negotiation and preparation of this Agreement. The Parties agree that a rule of contract interpretation, i.e., that ambiguities in an agreement will be resolved against the drafter, shall not be employed in the interpretation or construction of this Agreement. The Parties further agree that each Party will be responsible for his, her, or its own attorney's fees and costs incurred in connection with the negotiation, preparation, and drafting of this Agreement, as well as all attorney's fees and costs incurred relating to or arising out of the dispute amongst the Parties through the Effective Date. If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover his, her, or its reasonable attorneys' fees, costs, and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.

7. **Severability**. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other parts shall remain fully valid and enforceable.

8. **Binding Effect**. This Agreement binds and inures to the benefit of the Parties and their respective past and present agents, employees, family members (including current and former spouses), assigns, attorneys, representatives, officers, directors, shareholders, successors, assigns, transferees, insurers and sureties, and all of their subsidiaries, parents, predecessors, successors and affiliated companies.

9. **Mutual Nondisparagement**. The Parties mutually agree not to disparage the other (or the other's employees, agents or assigns) in any manner likely to be harmful to any Party or that Party's reputation. Nothing in this Section 9 of this Agreement shall prohibit any Party from providing truthful testimony or information to any government tribunal, court or agency. Nor shall it prohibit Parties from pursuing claims that cannot be waived or released by law. Notwithstanding the foregoing, nothing shall prevent the Company from making truthful statements in connection with its public filings or disclosures required by applicable law or regulation.

10. **Authority to Bind**. To the extent that any person or entity executes this Agreement in a representative capacity for either Party, he or she hereby represents and warrants that he or she is authorized to enter into this Agreement on behalf of that Party, that all necessary authorizations or other resolutions have been passed or obtained, and that this Agreement shall be a legal, valid, and binding obligation of that Party.

11. **Entire Agreement; Amendment; Governing Law**. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. No amendment or modification of this Agreement shall be valid or binding upon the Parties unless made in writing and executed by the Parties. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, excluding its body of law controlling conflict of laws. Any legal action or proceeding arising under this Agreement will be brought exclusively in the federal or state courts located in Maricopa County Arizona and the parties irrevocably consent to the personal jurisdiction and venue therein. If either Party is forced to file a lawsuit to

enforce the terms of this Agreement, the prevailing party in any such action shall be entitled to recover their attorney's fees and costs incurred in doing so.

[Signature Page Follows]

Dated: 07-25-2025

DANIELLE DE ROSA

Danielle De Rosa

By: Danielle De Rosa

Dated: 7/25/25, 2025

SAFETY SHOT, INC.

Jarrett Boon

By:

Title:

Progress | RightSignature

SIGNATURE CERTIFICATE

REFERENCE NUMBER
7E3DB1A6-3D32-4045-B567-2E4D6FA8B572

TRANSACTION DETAILS

Reference Number
7E3DB1A6-3D32-4045-B567-2E4D6FA8B572

Transaction Type
Signature Request

Sent At
07-25-2025 16:48 MST

Executed At
07-25-2025 16:52 MST

Identity Method
email

Distribution Method
email

Signed Checksum
5a9ef105bb4c4a211d13adec5bb2d994270557cf30d1110eea22c2cc8325c0a6

Signer Sequencing
Disabled

Document Passcode
Disabled

DOCUMENT DETAILS

Document Name
De Rosa - Settlement Agreement Final

Filename
De_Rosa_-_Settlement_Agreement_Final.pdf

Pages
7 pages

Content Type
application/pdf

File Size
439 KB

Original Checksum
05940e36a4df3f85891946400b61e8334cbab58bcc4135302719fd848b042b9c

SIGNERS

SIGNER

Name
Danielle De Rosa

Email
dderosa6@hotmail.com

Components
2

E-SIGNATURE

Status
signed

Multi-factor Digital Fingerprint Checksum
4f53cda18c2baa0c0354bb5f9a3ecbe5ed12ab4d8e11ba873c2f11161202b945

IP Address
174.74.149.61

Device
Mobile Safari via iOS

Typed Signature

Signature Reference ID
4E32B208

EVENTS

Viewed At
07-25-2025 16:52 MST

Identity Authenticated At
07-25-2025 16:52 MST

Signed At
07-25-2025 16:52 MST

AUDITS

TIMESTAMP	AUDIT
07-25-2025 16:48 MST	Adriana Garcia (agarcia@cavanaghlaw.com) created document 'De_Rosa_-_Settlement_Agreement_Final.pdf' on Chrome via Windows from 8.53.127.27.
07-25-2025 16:48 MST	Danielle De Rosa (dderosa6@hotmail.com) was emailed a link to sign.
07-25-2025 16:52 MST	Danielle De Rosa (dderosa6@hotmail.com) viewed the document on Mobile Safari via iOS from 174.74.149.61.
07-25-2025 16:52 MST	Danielle De Rosa (dderosa6@hotmail.com) authenticated via email on Mobile Safari via iOS from 174.74.149.61.
07-25-2025 16:52 MST	Danielle De Rosa (dderosa6@hotmail.com) signed the document on Mobile Safari via iOS from 174.74.149.61.